Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Data

The following Unaudited Pro Forma Condensed Consolidated Financial Data consists of an Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 29, 2003 and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 29, 2002 and for the three months ended March 29, 2003 (collectively, the “Pro Forma Statements”). The Pro Forma Statements reflect the June 13, 2003 Broadwing acquisition, in which the Company invested approximately $92.9 million, including acquisition costs, for a 96% ownership in Broadwing Communications, LLC (“Broadwing”), which acquired most of the assets and certain of the liabilities of Broadwing Communications Services Inc. (a publicly traded company) Total consideration is subject to change based on the outcome of certain possible post-closing working capital and other adjustments. See Corvis’ Form 8-K dated June 30, 2003 for a full description of the possible adjustments. Broadwing is an Austin, Texas based provider of data and voice communication services throughout the United States. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition as if it occurred on March 29, 2003, and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year-ended December 29, 2002 and the three months ended March 29, 2003 give effect to the acquisition as if it occurred on January 1, 2002.

Management believes that, on the basis set forth herein, the Pro Forma Statements reflect a reasonable estimate of the Broadwing acquisition based on currently available information. The acquisition is accounted for under the purchase method of accounting. The allocation of purchase price is based upon the estimated fair value of assets acquired and liabilities assumed. Certain of the purchase price allocations reflected in the Pro Forma Statements are preliminary and may be different from the final allocation of the purchase price and any such differences may be material. The pro forma financial data is presented for informational purposes only and does not purport to represent what the Company’s financial position or results of operations would have been had the Broadwing acquisition in fact occurred on the dates assumed or that may result from future operations. The pro forma data should be read in conjunction with the Company’s Consolidated Financial Statements and Broadwing’s financial statements and related notes thereto.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 29, 2003

(amounts in thousands)

	The Company	Broadwing (A)	Adjustments (B)		The Company Pro forma
Current assets:
Cash and cash equivalents	$403,860	$7,000	$(79,647	)(1)	$331,213
Short-term investments	16,247	—	—		16,247
Trade accounts receivable	336	82,900	—		83,236
Inventory, net	30,384	—	—		30,384
Prepaid expenses and other current assets	13,635	12,300	—		25,935

Total current assets	464,462	102,200	(79,647)		487,015
Restricted cash, long-term	2,329	—	—		2,329
Long-term investments	28,504	—	—		28,504
Property and equipment, net	38,345	48,000	89,742	(2)	176,087
Goodwill	4,590	—	—		4,590
Intangible assets	7,591	—	27,160	(2)	34,751
Other long-term assets, net	1,066	6,900	—		7,966

Total assets	$546,887	$157,100	$37,255		$741,242

Current liabilities:
Notes payable and capital leases, current	$840	$1,500	$(600	)(2)	$1,740
Intercompany payable to Cincinnati Bell	—	1,442,500	(1,442,500	)(3)	—
Accounts payable	11,787	63,000	—		74,787
Accrued expenses	25,458	95,000	(3,550	)(4)	116,908
Unearned revenue and customer deposits	—	51,300	(34,305	)(2)	16,995
Accrual for restructuring charges	9,514	24,400	(24,400	)(3)	9,514

Total current liabilities	47,599	1,677,700	(1,505,355)		219,944
Noncurrent liabilities:
Notes payable and capital leases, net of current	2,712	270,400	(269,900	)(3)	3,212
Unearned revenue, less current portion	—	284,100	(265,648	)(2)	18,452
Other long-term liabilities	2,514	31,900	(29,757	)(5)	4,657

Total liabilities	52,825	2,264,100	(2,070,660)		246,265
Minority interest	—	—	915	(6)	915
Stockholders’ equity:
Common stock	4,141	—	—		4,141
Shareholder note receivable	(32)	—	—		(32)
Treasury Stock at cost	(9,512)	—	—		(9,512)
Additional paid-in capital	2,815,201	—	—		2,815,201
Owner’s net deficit	—	(2,107,000)	2,107,000	(7)	—
Accumulated other comprehensive income (loss):
Foreign currency translation adjustment	(8,080)	—	—		(8,080)
Unrealized investment gains	61	—	—		61
Accumulated deficit	(2,307,717)	—	—		(2,307,717)

Total stockholders’ equity	494,062	(2,107,000)	2,107,000		494,062

Total liabilities and stockholders’ equity	$546,887	$157,100	$37,255		$741,242

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 28, 2002

(amounts in thousands, except per share data)

	The Company	Broadwing (C) (Restated)	Adjustments (D)		The Company Pro forma
Revenue:
Equipment sales and service	$20,208	$—	$(8,677	)(1)	$11,531
Telecommunications services	—	904,100	(131,221	)(2)	772,879

Total revenue	20,208	904,100	(139,898)		784,410
Costs of revenue:
Equipment sales and service	84,884	—	(5,494	)(1)	79,390
Telecommunications services (excluding depreciation included below)	—	519,600	33	(1)	519,633

Total costs of revenue	84,884	519,600	(5,461)		599,023
Operating expenses:
Research and development, exclusive of equity-based expense	97,372	—	—		97,372
Sales, general and administrative, exclusive of equity-based expense	71,308	277,200	9,600	(3)	358,108
Equity-based expense:
Research and development	24,871	—	—		24,871
Sales, general and administrative	40,529	—	—		40,529
Depreciation	35,301	284,700	(254,007	)(4)	65,994
Amortization of intangible assets	18,491	24,800	(20,724	)(4)	22,567
Purchased research and development	34,580	—	—		34,580
Restructuring, impairment and other	124,825	2,213,700	—		2,338,525

Total operating expenses	447,277	2,800,400	(265,131)		2,982,546

Operating loss	(511,953)	(2,415,900)	130,694		(2,797,159)
Interest income, net	4,193	(70,700)	71,107	(5)	4,600

Net loss before minority interest	(507,760)	(2,486,600)	201,801		(2,792,559)
Minority interest	—	—	915	(6)	915

Net loss	(507,760)	$(2,486,600)	202,716		(2,791,644)

Basic and diluted net loss per common share	$(1.30)				$(7.12)

Weighted average number of common shares outstanding	392,012				392,012

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 29, 2003

(amounts in thousands, except per share data)

	The Company	Broadwing (C)	Adjustments (D)		The Company Pro forma
Revenue:
Equipment sales and service	$1,517	$—	$(461	)(1)	$1,056
Telecommunications services	—	182,600	(30,528	)(2)	152,072

Total revenue	1,517	182,600	(30,989)		153,128
Costs of revenue:
Equipment sales and service	1,161	—	(251	)(1)	910
Telecommunications services	—	106,600	(204	)(1)	106,396

Total costs of revenue	1,161	106,600	(455)		107,306
Operating expenses:
Research and development, exclusive of equity-based expense	20,013	—	—		20,013
Sales, general and administrative, exclusive of equity-based expense	11,628	64,900	3,225	(3)	79,753
Equity-based expense:
Research and development	3,354	—	—		3,354
Sales, general and administrative	2,027	—	—		2,027
Depreciation	6,590	1,900	658	(4)	9,148
Amortization of intangible assets	1,784	—	1,019	(4)	2,803
Restructuring, impairment and other	3,784	—	—		3,784

Total operating expenses	49,180	66,800	4,902	(5)	120,882

Operating loss	(48,824)	9,200	(35,436)		(75,060)
Interest income, net	1,794	(20,500)	21,252	(6)	2,546

Net loss before minority interest	(47,030)	(11,300)	(14,184)		(72,514)
Minority interest	—	—	—		—

Net loss	$(47,030)	$(11,300)	$(14,184)		$(72,514)

Basic and diluted net loss per common share	$(0.12)				$(0.18)

Weighted average number of common shares outstanding	402,463				402,463

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet:

A.	To reflect the historical balance sheet of Broadwing Communications, LLC “Broadwing”.

B.	To reflect the following adjustments:

(1)	to reduce cash for purchase consideration of $84.6 million and eliminate $5.0 million of Broadwing cash not acquired in the acquisition;

(2)	to adjust identifiable assets and liabilities to estimated fair value;

(3)	to eliminate assets not acquired and liabilities not assumed as part of the acquisition;

(4)	to eliminate warranty liabilities of Corvis relieved on equipment previously sold to Broadwing;

(5)	to eliminate $31.6 million of liabilities not assumed in the acquisition and to record $1.8 million in adjustments to reflect the fair value of purchased long-term liabilities;

(6)	to reflect minority interest in Broadwing Communications, LLC; and

(7)	to eliminate historical owner’s net deficit in Broadwing Communications, Inc.

The preliminary allocation of the purchase price to the acquired identifiable tangible and intangible assets and assumed liabilities of Broadwing was based on a preliminary independent appraisal and other currently available information. The final allocation may change upon completion of a full valuation. The following table summarizes the actual preliminary allocation of the purchase price as of June 13, 2003.

Current assets	$83,300
Property and equipment	86,342
Intangible assets	27,160
Other long-term assets	7,400

Total assets acquired	204,202
Current liabilities	(104,645)
Long-term liabilities	(21,095)

Total liabilities assumed	(125,699)
Minority interest	(915)
Warranty liabilities relieved	3,550

Purchase price	$81,097

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Consolidated Statements of Operations

C.	To reflect the historical results of operations of Broadwing for the period presented, excluding the cumulative effect of changes in accounting principle (net of taxes) associated with adoption of SFAS No. 142 for the year ended December 31, 2002. As described more fully in Note 2 to the accompanying financial statements of the Broadband Business of Broadwing Communications, Inc., Cincinnati Bell Inc. (“Cincinnati Bell”), the former parent of Broadwing Communications, Inc., restated these financial results following an internal investigation of the manner in which Cincinnati Bell recorded a particular broadband network construction agreement entered into in 2000. These adjustments related to the timing of revenue recognition resulting from the inappropriate inclusion of certain costs that had not been fully incurred and the use of estimates regarding the extent to which the construction contract had been completed. Corvis did not continue the construction line of business, which resulted in the restatement, after the acquisition data.

D.	To reflect the following adjustments:

(1)	To adjust revenues and cost of revenues for equipment sold and maintenance services provided by Corvis to Broadwing prior to the acquisition;

(2)	Adjustments to telecommunications revenue included the following:

	Year ended December 28, 2002	Three Months Ended March 29, 2003
IRU revenue adjustment	(138,321)	(33,128)
Cincinnati Bell adjustment	7,100	2,600

Total adjustment	(131,221)	(30,528)

Indefeasible right-of-use (“IRU”) agreements represent the lease of network capacity or dark fiber and are recorded as unearned revenue at the earlier of the acceptance of the applicable portion of the network by the customer or the receipt of cash. The buyer of IRU services typically pays cash upon execution of the contract, and the associated IRU revenue is then recognized over the life of the agreement as services are provided, beginning on the date of customer acceptance. The Company has recorded the deferred revenue associated with IRUs at its fair value at the date of acquisition, which value was substantially less than its historical value. As a result, the associated historical revenues reported by Broadwing Communications Services, Inc. have been reduced accordingly.

Broadwing Communications Services, Inc. historical results include revenue earned from customers within the greater Cincinnati Ohio area net of an intercompany commission charge of 20% from its Parent Company, Cincinnati Bell Telephone. The pro forma results of operations reflect a reclassification of these commissions from a reduction of revenue to sales, general and administrative expense as if Cincinnati Bell Telephone was a non-controlling stockholder;

(3)	To reflect a $7.1 million and $2.5 million reclassification of commissions expense associated with intercompany commission charges from Broadwing’s Parent Company, Cincinnati Bell Telephone (see adjustment number 2 above) for the periods ended December 28, 2002 and March 29, 2003, respectively. Also to reflect $2.5 million and $0.7 million in annual management fees payable to Cequel III pursuant to the service agreement entered into concurrent with the acquisition in the periods ended December 28, 2002 and March 29, 2003, respectively;

(4)	To adjust depreciation and amortization expense to reflect the estimated fair value of property and equipment and intangible assets at the date of acquisition;

(5)	To eliminate interest expense of $72.5 million and $21.6 million for the periods ended December 28, 2002 and March 29, 2003, respectively, associated with debt that was not assumed in the acquisition; and to reduce interest income on cash investments used in the acquisition of $1.4 million and $0.3 million for the periods ended December 28, 2002 and March 29, 2003, respectively; and

(6)	To reflect the minority interest in the pro forma net loss of Broadwing. On a pro forma basis, all of the minority interest is absorbed by pro forma losses during 2002.